Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Shepherd’s Finance, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Debt	Fixed Rate Subordinated Notes	457(o)	—	—	$40,000,000	0.00015310	$6,124.00		—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	Debt	Fixed Rate Subordinated Notes	415(a)(6)	—	—	$30,000,000	—	—		S-1	333-263759	September 16, 2022	$2,781.00
	Total Offering Amounts					$70,000,000	—	$6,124.00		—	—	—	—
	Total Fees Previously Paid					—	—	$—		—	—	—	—
	Total Fee Offsets					—	—	$—		—	—	—	—
	Net Fee Due					—	—	$6,124.00	(2)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-263759) initially filed by the registrant on March 22, 2022 and declared effective on September 16, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $70 million for sale pursuant to the registrant’s offering, and included securities that remained unsold from the Issuer’s preceding Registration Statement on Form S-1 (File No. 333-224557) filed by the registrant on May 1, 2018. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $30 million of unsold securities originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the registration fees in the amount of $2,781.00 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, $6,124.00 in filing fees are due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.